UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  October 21, 2005

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on October 7, 2005, Tribune Company (“Tribune”) announced the resignation of Patrick J. Mullen as president of Tribune Broadcasting Company, a subsidiary of Tribune.

Pursuant to the terms of a Mutual Separation Agreement dated as of October 21, 2005 (the “Separation Agreement”), Mr. Mullen’s employment with the Company and his tenure as an officer and director of various Company subsidiaries ended as of the close of business on October 10, 2005. Tribune, Tribune Broadcasting Company and Tribune subsidiaries and affiliates are collectively referred to herein as the “Company.”

Under the Separation Agreement, Mr. Mullen is entitled to the following:

o	A lump sum separation payment of $808,500, less applicable deductions and taxes, representing 18 months of base pay. No management incentive bonus, perquisites or other compensation will be payable for 2005 or future years.

o	Continuation of health and life insurance benefits through October 10, 2008 (the “Benefits Termination Date”), under the same terms and conditions as are then applicable to other Company employees, provided that Mr. Mullen continues to pay the required employee portion of these benefits. These benefits will cease if Mr. Mullen accepts a new employment or consulting position and is eligible for coverage under a group medical plan sponsored by the entity employing or retaining him.

In addition, Mr. Mullen’s unexpired stock options shall continue to vest and be exercisable through the Benefits Termination Date unless Mr. Mullen is removed from the Company payroll due to the Company’s good faith determination that he engaged in illegal or unethical business practices while employed by the Company.

The Separation Agreement contains a customary broad form waiver and general release of claims by Mr. Mullen in favor of the Company. It also imposes customary restrictions on Mr. Mullen with respect to solicitation of the Company’s business and employees and the use of the Company’s confidential and proprietary business information.

ITEM 5.03.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-
                       LAWS; CHANGE IN FISCAL YEAR.

On October 19, 2005, the Tribune Board of Directors approved amendments to Sections 3.9 and 4.6 of Tribune’s By-Laws to reflect changes required in connection with the Board’s decision to eliminate the Finance Committee and to divide the functions of the former Governance & Compensation Committee into two newly-formed committees, the Compensation & Organization Committee and the Nominating & Governance Committee. The amendments became effective October 19, 2005. A copy of the amended Tribune By-Laws is being filed with this report as Exhibit 99.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99     By-Laws of Tribune Company, as amended and in effect on October 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: October 21, 2005	/s/ Mark W. Hianik Mark W. Hianik Vice President/Assistant General Counsel